EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-139978 and 333-137562) and related prospectuses of Williams Partners L.P., and in the registration statement on Form S-8 (No. 333-128881) of Williams Partners L.P., of our report dated February 25, 2008, with respect to the balance sheet of Williams Partners GP LLC included in this Amendment No. 1 to Williams Partners L.P.’s Annual Report (Form 10-K/A) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
February 25, 2008